Exhibit 99.1

UNCLASSIFIED ‐ NON CLASSIFIÉ# Reporting Entity Name Reporting Year From 1/1/2023 To: 12/31/2023 Date submitted 5/20/2024 Other Subsidiaries Included (optional field) Not Consolidated Not Substituted Attestation by Reporting Entity Full Name of Director or Officer of Reporting Entity Position Title Date Douglas L. Tobler Chief Financial Officer 5/17/2024 Extractive Sector Transparency Measures Act - Annual Report In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above. Reporting Entity ESTMA Identification Number E297726 Vista Gold Corp. Amended Report Original Submission

UNCLASSIFIED ‐ NON CLASSIFIÉ# Reporting Year From: 1/1/2023 To: 12/31/2023 Reporting Entity Name Currency of the Report Reporting Entity ESTMA Identification Number Subsidiary Reporting Entities (if necessary) Country Payee Name1 Departments, Agency, etc… within Payee that Received Payments2 Taxes Royalties Fees Production Entitlements Bonuses Dividends Infrastructure Improvement Payments Total Amount paid to Payee Notes34 Australia Northern Territory Government Department of Industry, Tourism and Trade - - 140,000 - - - - 140,000 Amounts in US dollars, the Company's reporting currency, utilizing a foreign exchange rate of 0.6644 from Australian dollars to US dollars which aproximates the average for the reporting year. Additional Notes: Payments by Payee Extractive Sector Transparency Measures Act - Annual Report E297726 Vista Gold Corp. USD

UNCLASSIFIED ‐ NON CLASSIFIÉ# Reporting Year From: 1/1/2023 To: 12/31/2023 Reporting Entity Name Currency of the Report Reporting Entity ESTMA Identification Number Subsidiary Reporting Entities (if necessary) Country Project Name1 Taxes Royalties Fees Production Entitlements Bonuses Dividends Infrastructure Improvement Payments Total Amount paid by Project Notes23 Australia Mt Todd Gold Project - - 140,000 - - - - 140,000 Amounts in US dollars, the Company's reporting currency, utilizing a foreign exchange rate of 0.6644 from Australian dollars to US dollars which aproximates the average for the reporting year. Additional Notes3: Extractive Sector Transparency Measures Act - Annual Report Vista Gold Corp. USD E297726 Payments by Project